UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2021
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 30, 2021, Littelfuse, Inc., a Delaware corporation (“Littelfuse” or the “Company”) completed the previously announced acquisition of Carling Technologies, Inc. (“Carling”), pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 19, 2021, by and among the Company, Carling, the shareholders of Carling (the “Sellers”), and Christopher T. Sorenson, as Sellers’ Representative. Pursuant to the Stock Purchase Agreement, among other matters, the Sellers sold to the Company, and the Company purchased from the Sellers, all of the Sellers’ right, title and interest in and to the outstanding equity securities of Carling.

At the closing of the transaction, the Company paid total consideration of approximately $315 million in cash, subject to certain working capital and other adjustments. Pursuant to the Agreement, $16.9 million of the purchase price was deposited into an escrow fund in cash as security for certain indemnification obligations of the Sellers.

The purchase price was funded with cash on hand.

The foregoing description of the transaction and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which was filed with the SEC as Exhibit 2.1 in a Current Report on Form 8-K on October 20, 2021, and is incorporated into this report by reference.

Forward Looking Statements

The statements in this communication that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the Company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of the acquired business or other acquisitions, the ability to consummate the proposed transaction on the anticipated timeline or at all, the ability to realize the anticipated benefits of the proposed transaction, and other risks which may be detailed in the Company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This communication should be read in conjunction with information provided in the financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 26, 2020. For a further discussion of the risk factors of the Company, please see Item 1A. “Risk Factors” to the Company’s Annual Report on Form 10-K for the year ended December 26, 2020.

Item 7.01	Regulation FD Disclosure.
On November 30, 2021, the Company issued a press release announcing that it had completed the transactions contemplated by the previously announced Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01. To supplement the information in the attached press release, the Company has also prepared a presentation, which will be available on the Company’s website at https://investor.littelfuse.com/events-and-presentations and is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K. The information in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Littelfuse, Inc., dated November 30. 2021.
99.2	Littelfuse Presentation dated November 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.
DATE: November 30, 2021	By: /s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: Executive Vice President